Exhibit 99.1
SPANISH BROADCASTING SYSTEM, INC. REPORTS
RESULTS FOR THE FIRST QUARTER 2011
COCONUT GROVE, FLORIDA, May 16, 2011 — Spanish Broadcasting System, Inc. (the “Company” or “SBS”)
(NASDAQ: SBSA) today reported financial results for the first quarter ended March 31, 2011.
Financial Highlights

	Quarter Ended
	March 31,		%
(in thousands)	2011	2010	Change

Net revenue:
Radio	$26,441	27,080	(2%)
Television	4,334	3,766	15%

Consolidated	$30,775	30,846	(0%)

Operating income before depreciation and amortization and (gain) loss on the disposal of assets, net, a non-GAAP measure:
Radio	$9,196	10,419	(12%)
Television	(1,806)	(2,236)	19%
Corporate	(1,931)	(2,221)	13%

Consolidated	$5,459	5,962	(8%)

As of
March 31, 2011
Cash and cash equivalents	$62,206
Please refer to the Non-GAAP Financial Measures and Unaudited Segment Data sections for definitions and a reconciliation of GAAP to non-GAAP financial measures.
Discussion and Results
Raul Alarcón, Jr., Chairman and CEO, commented, “We saw some improvement in the business environment across select markets during the first quarter. We have continued to focus on supporting our strong brands and market leadership through strategic investments in our content and distribution, while managing our costs. Looking ahead, our target audience continues to expand rapidly and our multi-media portfolio remains well positioned to attract advertisers in the nation’s largest Hispanic markets.”

Spanish Broadcasting System, Inc.	Page 2
Quarter Results
For the quarter ended March 31, 2011, consolidated net revenue totaled $30.8 million for the current and same prior year period, respectively. Our television segment net revenue increased $0.6 million or 15%, primarily due to an increase in national spot sales and paid programming sales, offset by a decrease in local spot sales. Our radio segment net revenue decreased $0.6 million or 2%, primarily due to local sales, offset by an increase in network sales. The decrease in local sales occurred in our New York and Miami markets. The increase in network sales occurred in all of our markets.
Operating income before depreciation and amortization and (gain) loss on the disposal of assets, net, a non-GAAP measure, totaled $5.5 million compared to $6.0 million for the same prior year period, representing a decrease of $0.5 million or 8%. This decrease was primarily attributed to the increase in operating expenses, offset by a decrease in corporate expenses. Please refer to the Non-GAAP Financial Measures and Unaudited Segment Data sections for definitions and a reconciliation of GAAP to non-GAAP financial measures.
Operating income totaled $4.1 million compared to $4.4 million for the same prior year period. This decrease was primarily attributed to the increase in operating expenses, offset by the decreases in corporate expenses and depreciation and amortization.

Spanish Broadcasting System, Inc.	Page 3
About Spanish Broadcasting System, Inc.
Spanish Broadcasting System, Inc. is the largest publicly traded Hispanic-controlled media and entertainment company in the United States. SBS owns and/or operates 21 radio stations located in the top U.S. Hispanic markets of New York, Los Angeles, Miami, Chicago, San Francisco and Puerto Rico, which are leading radio stations airing the Tropical, Mexican Regional, Spanish Adult Contemporary and Hurban format genres. The Company also owns and operates Mega TV, a television operation with over-the-air, cable and satellite distribution and affiliates throughout the U.S. and Puerto Rico. SBS also produces live concerts and events in the major U.S. markets and Puerto Rico. In addition, the Company operates www.LaMusica.com, a bilingual Spanish-English online site providing content related to Latin music, entertainment, news and culture. The Company’s corporate Web site can be accessed at www.spanishbroadcasting.com.
This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. Forward-looking statements, which are based upon certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology. Factors that could cause actual results, events and developments to differ are included from time to time in the Company’s public reports filed with the Securities and Exchange Commission. All forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results.
(Financial Table Follows)

Contacts:
Analysts and Investors	Analysts, Investors or Media
Joseph A. García	Chris Plunkett
Chief Financial Officer, Chief Administrative Officer,	Brainerd Communicators, Inc.
Senior Executive Vice President and Secretary	(212) 986-6667
(305) 441-6901

Spanish Broadcasting System, Inc.	Page 4
Below are the Unaudited Condensed Consolidated Statements of Operations for the quarter ended March 31, 2011 and 2010.

	Quarter Ended
	March 31,
Amounts in thousands, except per share amounts	2011	2010
	(Unaudited)
Net revenue	$30,775	30,846
Station operating expenses	23,385	22,663
Corporate expenses	1,931	2,221
Depreciation and amortization	1,339	1,556
(Gain) loss on the disposal of assets, net	(7)	—

Operating income	4,127	4,406
Interest expense, net	(2,036)	(6,303)
Changes in fair value of derivative instrument	—	2,847

Income before income taxes	2,091	950
Income tax expense	1,781	1,778

Net income (loss)	310	(828)

Dividends on Series B preferred stock	(2,482)	(2,482)

Net loss applicable to common stockholders	$(2,172)	(3,310)

Net loss per common share:
Basic and Diluted	$(0.03)	(0.05)

Weighted average common shares outstanding:
Basic & Diluted	72,673	72,600

Spanish Broadcasting System, Inc.	Page 5
Non-GAAP Financial Measures
Included below are tables that reconcile the quarter ended reported results in accordance with Generally Accepted Accounting Principles (GAAP) to Non-GAAP results. The tables reconcile Operating Income to Operating Income before Depreciation and Amortization and (Gain) Loss on the Disposal of Assets, net.
UNAUDITED GAAP REPORTED RESULTS RECONCILED TO NON-GAAP RESULTS

	Quarter Ended
	March 31,		%
(Amounts in thousands)	2011	2010	Change

Operating Income	$4,127	4,406
add back: (Gain) Loss on the disposal of assets, net	(7)	—
add back: Depreciation and amortization	1,339	1,556

Operating Income before Depreciation and Amortization and (Gain) Loss on the Disposal of Assets, net	$5,459	5,962	(8%)

Operating Income before Depreciation and Amortization and (Gain) Loss on the Disposal of Assets, net, are not measures of performance or liquidity determined in accordance with GAAP in the United States. However, we believe that these measures are useful in evaluating our performance because they reflect a measure of performance for our stations before considering costs and expenses related to our capital structure and dispositions. These measures are widely used in the broadcast industry to evaluate a company’s operating performance and are used by us for internal budgeting purposes and to evaluate the performance of our stations, segments, management and consolidated operations. However, these measures should not be considered in isolation or as substitutes for Operating Income, Net Income (Loss), Cash Flows from Operating Activities or any other measure used in determining our operating performance or liquidity that is calculated in accordance with GAAP. In addition, because Operating Income before Depreciation and Amortization and (Gain) Loss on the Disposal of Assets, net, is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures used by other companies.

Spanish Broadcasting System, Inc.	Page 6
Unaudited Segment Data
We have two reportable segments: radio and television. The following summary table presents separate financial data for each of our operating segments (in thousands):

	Quarter Ended
	March 31,
	2011	2010

Net revenue:
Radio	$26,441	27,080
Television	4,334	3,766

Consolidated	$30,775	30,846

Engineering and programming expenses:
Radio	$6,409	5,790
Television	3,797	4,084

Consolidated	$10,206	9,874

Selling, general and administrative expenses:
Radio	$10,836	10,871
Television	2,343	1,918

Consolidated	$13,179	12,789

Operating income before depreciation and amortization and (gain) loss on the disposal of assets, net:
Radio	$9,196	10,419
Television	(1,806)	(2,236)
Corporate	(1,931)	(2,221)

Consolidated	$5,459	5,962

Depreciation and amortization:
Radio	$618	733
Television	575	562
Corporate	146	261

Consolidated	$1,339	1,556

(Gain) loss on the disposal of assets, net:
Radio	$(7)	—
Television	—	—
Corporate	—	—

Consolidated	$(7)	—

Operating income (loss):
Radio	$8,585	9,686
Television	(2,381)	(2,798)
Corporate	(2,077)	(2,482)

Consolidated	$4,127	4,406

Spanish Broadcasting System, Inc.	Page 7
Selected Unaudited Balance Sheet Information and Other Data:

As of
(Amounts in thousands)	March 31, 2011

Cash and cash equivalents	$62,206

Total assets	$476,637

Senior secured credit facility term loan due 2012	$305,500
Other debt	6,642

Total debt	$312,142

Series B preferred stock	$92,349
Accrued dividends payable	16,960

Total	$109,309

Total stockholders’ deficit	$(50,585)

Total capitalization	$370,866

	For the Quarter Ened March 31,
(Amounts in thousands)	2011	2010

Capital expenditures	$1,736	385

Cash paid for income taxes, net	$8	8